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                                                                   EX-99.B(g)(2)

                                CUSTODY AGREEMENT

                             Wells Fargo Funds Trust
                                   Appendix A

For its custodial services, the Custodian shall receive a fee, with respect to each Fund, except for the International Equity Fund, Montgomery Emerging Markets Focus Fund, Montgomery Institutional Emerging Markets Fund, Overseas Fund, Specialized Health Sciences Fund and Specialized Technology Fund, of 0.02% of the average daily net assets of each such Fund. The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.0% so long as they remain a Gateway Fund. The custodial fee for the International Equity Fund and Overseas Fund is 0.10%. The custodial fee for the Montgomery Emerging Markets Focus Fund and the Montgomery Institutional Emerging Markets Fund is 0.25%. The custodial fee for the Specialized Health Sciences Fund and Specialized Technology Fund is 0.07%.

           Funds of Wells Fargo Funds Trust Covered by This Agreement

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   California Tax-Free Money Market Fund
5.   California Tax-Free Money Market Trust
6.   Cash Investment Money Market Fund
7.   Colorado Tax-Free Fund
8.   C&B Large Cap Value Fund
9.   C&B Mid Cap Value Fund
10.  C&B Tax-Managed Value Fund
11.  Diversified Bond Fund*
12.  Diversified Equity Fund*
13.  Diversified Small Cap Fund*
14.  Equity Income Fund*
15.  Equity Index Fund
16.  Government Money Market Fund
17.  Growth Balanced Fund*
18.  Growth Equity Fund*
19.  Growth Fund
20.  High Yield Bond Fund
21.  Income Fund
22.  Income Plus Fund
23.  Index Allocation Fund
24.  Index Fund*
25.  Inflation-Protected Bond Fund
26.  Intermediate Government Income Fund
27.  International Equity Fund
28.  Large Cap Appreciation Fund*
29.  Large Cap Value Fund*

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30.  Large Company Growth Fund*
31.  Limited Term Government Income Fund
32.  Liquidity Reserve Money Market Fund
33.  Minnesota Money Market Fund
34.  Minnesota Tax-Free Fund
35.  Moderate Balanced Fund*
36.  Money Market Fund
37.  Money Market Trust
38.  Montgomery Emerging Markets Focus Fund
39.  Montgomery Institutional Emerging Markets Fund
40.  Montgomery Mid Cap Growth Fund
41.  Montgomery Short Duration Government Bond Fund
42.  Montgomery Small Cap Fund
43.  Montgomery Total Return Bond Fund
44.  National Limited Term Tax-Free Fund
45.  National Tax-Free Fund
46.  National Tax-Free Money Market Fund
47.  National Tax-Free Money Market Trust
48.  Nebraska Tax-Free Fund
49.  Outlook Today Fund
50.  Outlook 2010 Fund
51.  Outlook 2020 Fund
52.  Outlook 2030 Fund
53.  Outlook 2040 Fund
54.  Overland Express Sweep Fund
55.  Overseas Fund*
56.  Prime Investment Money Market Fund
57.  SIFE Specialized Financial Services Fund
58.  Small Cap Growth Fund
59.  Small Cap Opportunities Fund
60.  Small Company Growth Fund*
61.  Small Company Value Fund*
62.  Specialized Health Sciences Fund
63.  Specialized Technology Fund
64.  Stable Income Fund*
65.  Strategic Growth Allocation Fund*
66.  Strategic Income Fund*
67.  Tactical Maturity Bond Fund*
68.  Treasury Plus Money Market Fund
69.  WealthBuilder Equity Portfolio
70.  WealthBuilder Growth Balanced Portfolio
71.  WealthBuilder Moderate Balanced Portfolio
72.  WealthBuilder Tactical Equity Portfolio
73.  100% Treasury Money Market Fund

Most Recent annual agreement approval by the Board of Trustees: May 18, 2004 Appendix A amended: May 18, 2004

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     The foregoing fee schedule is agreed to as of May 18, 2004 and shall remain in effect until changed in writing by the parties.

                                         WELLS FARGO FUNDS TRUST


                                         By: /s/ C. David Messman
                                             -----------------------------------
                                             C. David Messman
                                             Secretary


                                         WELLS FARGO BANK, N.A.


                                         By: /s/ P. Jay Kiedrowski
                                             -----------------------------------
                                             P. Jay  Kiedrowski
                                             Executive Vice President